Exhibit 99.1

128 Sidney Street, Cambridge, MA 02139-4239	TEL: (617) 995-2500	FAX: (617) 995-2510

Contacts:

	Carol Hausner (Investors)	Pete Holmberg (Media)
	Senior Director, Investor Relations and	Rx Communications Group, LLC
	Corporate Communications	Tel: (917) 322-2164
	Tel: (617) 995-2500	pholmberg@rxir.com
info@immunogen.com

•	A live conference call and webcast are scheduled for November 6, 2003 at 4:30 p.m. ET.

•

To access the live conference call by phone, dial 913-981-4900. No passcode is required. A playback of the call will be available from approximately 7:30 p.m. on November 6 through 11:59 p.m. on November 12, 2003. To listen to the playback, call 719-457-0820 and provide passcode #689350.

•

The call also may be heard through the “Investor Relations” section on ImmunoGen’s website, http://www.immunogen.com. Following the live webcast, a replay of the call will be available at the same location until November 12, 2003.

FOR IMMEDIATE RELEASE

ImmunoGen, Inc. Reports First Quarter 2004 Financial Results

- Company Provides Business Update -

CAMBRIDGE, MA, November 6, 2003 – ImmunoGen, Inc. (Nasdaq: IMGN) today announced financial results for the three-month period ended September 30, 2003. For the three-month period, the Company reported a net loss of $4.1 million, or $0.10 per basic and diluted share, compared to a net loss of $3.2 million, or $0.08 per basic and diluted share, in the same quarter last year.

Revenues for the three-month period ended September 30, 2003 were $3.9 million as compared to revenues of $2.3 million for the same period last year. Revenues included $1.2 million of research and development support fees earned pursuant to the Company’s discovery, research and commercialization collaboration with Aventis. Also included in revenues for the three-month period ended September 30, 2003 were $1.9 million of clinical materials reimbursements related to the manufacture of clinical materials under certain collaborative agreements and $646,000 of previously deferred revenue related to payments made pursuant to existing collaborative agreements. Revenues for the three months ended September 30, 2002 included a milestone payment of $1.0 million from Boehringer Ingelheim to ImmunoGen.

Total expenses for the three-month period ended September 30, 2003 were $8.4 million as compared to $6.6 million for the same period last year. Included in total expenses for

– more –

the three-month period ended September 30, 2003 was the cost of clinical materials reimbursed of $1.8 million, as compared to cost of clinical materials reimbursed of $752,000 in the same period last year. Also included in total expenses for the three months ended September 30, 2003 were research and development expenses totaling $4.8 million, as compared to research and development expenses of $4.1 million last year.

As of September 30, 2003, ImmunoGen had approximately $107.3 million in cash and marketable securities. The Company anticipates that its current capital resources and future collaborator payments, including committed research funding that the Company expects to receive from Aventis, will enable the Company to meet its operational expenses and capital expenditures for at least the next five to seven years.

Mitchel Sayare, Ph.D., ImmunoGen Chairman and CEO, commented, “September marked the beginning of our research collaboration with Aventis. The collaboration has gotten off to a good start and I am confident it will enable ImmunoGen to develop more products, faster, than we could have achieved on our own. Additionally, the cash flow provided reduces our burn rate and enables us to use our cash to build ImmunoGen in ways not previously possible. During this quarter, we received the $12.0 million upfront payment from Aventis and began the collaborative relationship that provides us with substantial committed research and development funding. Progress also is being made by other of our partners. For example, Millennium Pharmaceuticals recently announced its initiation of a second study with MLN2704 in prostate cancer.”

Company Update

ImmunoGen capitalizes on its expertise in monoclonal antibodies and cancer by developing innovative therapeutics for the treatment of cancer and by licensing its proprietary Tumor-Activated Prodrug (TAP) technology to other companies. Through ImmunoGen’s internal programs and outlicenses, four TAP product candidates have begun clinical testing: huN901-DM1 and cantuzumab mertansine, developed by ImmunoGen; bivatuzumab mertansine, developed by Boehringer Ingelheim; and MLN2704, developed by Millennium. Additional product candidates are in development.

In October 2003, ImmunoGen’s partner Millennium announced its initiation of a Phase I/II multiple ascending-dose clinical trial with MLN2704 in patients with metastatic androgen-independent prostate cancer. MLN2704 consists of ImmunoGen’s DM1 cancer-killing effector molecule conjugated to Millennium’s MLN591 antibody, which targets the prostate specific membrane antigen (PSMA). Millennium initiated clinical testing of MLN2704 in late 2002 and ImmunoGen received a milestone payment with that achievement.

In July 2003, ImmunoGen and Aventis established a collaboration to discover, develop, and commercialize novel antibody-based anticancer products. ImmunoGen received an upfront payment of $12.0 million. Under the terms of the agreement, ImmunoGen also is to receive a minimum of $50.7 million in committed research funding over a three-year period. Extension of the collaboration could bring the total committed funding to ImmunoGen up to $99.0 million. The agreement also includes milestone payments, royalties, and co-promotion rights for ImmunoGen.

About ImmunoGen, Inc.

ImmunoGen, Inc. develops targeted anticancer biopharmaceuticals. The Company’s proprietary TAP technology uses tumor-targeting antibodies to deliver a potent cell-killing agent specifically to cancer cells. Two ImmunoGen-developed TAP products have begun clinical evaluation: cantuzumab mertansine and huN901-DM1 (BB-10901). ImmunoGen out-licenses its TAP technology in exchange for upfront, milestone, and manufacturing payments plus royalties. Companies developing products using ImmunoGen’s TAP technology include Boehringer Ingelheim (bivatuzumab mertansine), Millennium Pharmaceuticals (MLN2704), and Genentech (Trastuzumab-DM1); ImmunoGen also has multitarget agreements with Genentech, Abgenix, and Millennium. In July 2003, ImmunoGen and Aventis announced a collaboration to discover, develop, and commercialize antibody-based anticancer therapeutics. The agreement provides ImmunoGen with committed funding and also includes milestone payments, royalties, and co-promotion rights.

This press release includes forward-looking statements based on management’s current expectations. For these statements, ImmunoGen claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Various factors could cause the Company’s actual results to differ materially from those discussed or implied in the forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: the success of the Company’s research and clinical development processes; the difficulties inherent in the development of pharmaceuticals, including uncertainties as to the timing, expense and results of preclinical studies and clinical trials; the Company’s dependence upon existing and potential collaborative partners; uncertainty as to whether the Company’s potential products or those of the Company’s collaborators will succeed in entering human clinical trials and uncertainty as to the results of such trials; the risk that the Company and/or its collaborators may not be able to obtain regulatory approvals necessary to commercialize their product candidates; the potential development by competitors of competing products and technologies; uncertainty whether the Company’s TAP technology will produce safe, effective and commercially viable products; and other factors more fully described in ImmunoGen’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and other current reports filed with the Securities and Exchange Commission.

– financials follow –

ImmunoGen Reports First Quarter 2004 Results

IMMUNOGEN, INC.

SELECTED FINANCIAL INFORMATION

(in thousands, except per share amounts)

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2003 and June 30, 2003

	September 30, 2003	June 30, 2003
	(Unaudited)
ASSETS

Cash and marketable securities	$107,342	$101,273
Other assets	18,342	16,759

Total assets	$125,684	$118,032

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$8,642	$5,811
Long term portion of deferred revenue and other long term liabilities	18,540	9,542
Stockholders’ equity	98,502	102,679

Total liabilities and stockholders’ equity	$125,684	$118,032

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended September 30, 2003 and 2002

	Three Months Ended September 30,
	2003	2002
	(Unaudited)	(Unaudited)
Revenues:
License fees and milestone payments	$646	$1,480
Research and development support	1,208	—
Clinical materials reimbursement	1,949	826
Development fees	87	40

Total revenues	3,890	2,346

Expenses:
Cost of clinical materials reimbursed	1,759	752
Research and development	4,771	4,109
General and administrative	1,834	1,742

Total expenses	8,364	6,603

Loss from operations	(4,474)	(4,257)

Other income, net	358	1,058

Loss before taxes	(4,116)	(3,199)

Income tax expense	10	22

Net loss	$(4,126)	$(3,221)

Net loss per common share, basic and diluted	$(0.10)	$(0.08)

Average common shares outstanding, basic and diluted	40,589	42,826